PART II

                        OTHER INFORMATION


Items 1, 2, 3, and 5

The information required by these items has been omitted. The Registrant had no activity applicable to these items.

Item 4 - Submission of Matters to a Vote of Security Holders.

An annual meeting of shareholders was held April 22, 1998.

The following directors were elected at the meeting.

                                          Votes      Votes
                         Votes For       Against   Withheld
     Patrick J. Early         2,559,522     233       100
     Gary L. Light            2,559,522     233       100
     Robert H. McKinney       2,559,210     545       100
     Michael L. Smith         2,559,522     233       100

The following directors' terms of office continued after the meeting.

     H. J. Baker
     William L. Elder
     Marni McKinney
     Douglas W. Huemme
     Malcolm Archibald Leslie
     Kevin K. McKinney

The following other matters were voted on at the meeting.

                                                  Votes       Votes
                                           Votes For      Against    Withheld
Amendment of the Corporation's              2,547,657      7,315        4,883
Articles of Incorporation to increase
the amount of authorized common
stock from four million shares to
six million shares

Approval and ratification of the            2,524,344     22,260       13,251
1998 Stock Incentive Plan

Item 6 - Reports Filed on Form 8-K

No reports on From 8-K were filed during the three months ended June 30, 1998.




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                            SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                     THE SOMERSET GROUP, INC.
                           (Registrant)




                            By: Marni McKinney
                                Marni McKinney
                                 President &
                           Chief Executive Officer




                          By: Joseph M. Richter
                              Joseph M. Richter
                           Executive Vice President &
                             Chief Financial Officer

Date: August 4, 1998







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